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                                                                    EXHIBIT 23






                                  Exhibit 27(k)

                  Opinion and Consent of Robert F. Colby, Esq.
                  as to Legality of Securities Being Registered









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                                TFLIC LETTERHEAD


April 29, 2003


Board of Directors
Transamerica Financial Life Insurance Company
TFLIC Series Life Account
4 Manhattanville Road
Purchase, New York 10577

Gentlemen:

In my capacity as Vice President, Assistant Secretary and Counsel of Transamerica Financial Life Insurance Company. ("Transamerica"), I have participated in the preparation and review of Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 filed with the Securities and Exchange Commission (Reg. No. 333-38343) under the Securities Act of 1933 for the registration of flexible premium variable life insurance policies (the "Policies") to be issued with respect to the TFLIC Series Life Account (the "Account"). The Account was established on October 24, 1994, by the Board of Directors of Transamerica as a separate account for assets applicable to the Policies, pursuant to the provisions of the New York Insurance Law.

I am of the following opinion:

  1. Transamerica has been duly organized under the laws of New York and is a validly existing corporation.

  2. The Account has been duly created and is validly existing as a separate account pursuant to New York Insurance Law.

  3. Section 4240 of the New York Insurance Law provides that the portion of the assets of the Account equal to the reserves and other liabilities for variable benefits under the Policies is not chargeable with liabilities arising out of any other business Transamerica may conduct. Assets allocated to the Fixed Account under the Policies, however, are part of Transamerica's general account and are subject to Transamerica's general liabilities from business operations.

  4. The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of Transamerica in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I further hereby consent to reference to my name under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 (File No. 333-38343) for the TFLIC Series Life Account filed by Transamerica with the Securities and Exchange Commission.

Very truly yours,

/s/ Robert F. Colby
Robert F. Colby
Vice President, Assistant
Secretary and Counsel